Exhibit 99.1

Vivint Smart Home Successfully Completes Refinancing Transactions

PROVO, UT—July 12, 2021—Vivint Smart Home, Inc. (NYSE: VVNT) (together with its subsidiaries, “Vivint” or the “Company”) today announced that APX Group, Inc. (the “Issuer”), an indirect, wholly owned subsidiary of the Company, completed its offering of $800.0 million aggregate principal amount of 5.75% senior notes due 2029 (the “Notes”) in a private placement.

Vivint also announced that, concurrently with the Notes offering, the Issuer refinanced its existing credit facilities with (i) a new $1,350.0 million first lien senior secured term loan facility maturing in 2028 (the “New Senior Secured Term Loan Facility”) and (ii) a new $370.0 million senior secured revolving credit facility maturing in 2026 (the “New Senior Secured Revolving Credit Facility” and, together with the New Senior Secured Term Loan facility, the “New Senior Secured Credit Facilities”), with lenders party thereto and Bank of America, N.A. as a lender, administrative agent and collateral agent.

The refinancing transactions extended the weighted average maturities on Vivint’s outstanding indebtedness by approximately 3.5 years and are expected to reduce annual interest expense by approximately $50 million.

Borrowings under the New Senior Secured Credit Facilities will bear interest at either:

(a)

the greatest of (1) the U.S. “prime rate” as published in the Wall Street Journal, (2) the federal funds effective rate plus 0.50%, and (3) one-month LIBOR plus 1.00%, plus, in each case, a margin between 2.50% and 2.00%, depending on the first lien net leverage ratio of the applicable fiscal quarter, or

(b)	LIBOR plus a margin between 3.50% and 3.00%, depending on the first lien net leverage ratio of the applicable fiscal quarter.

The Company intends to use the net proceeds from the Notes offering, together with the borrowings under the New Senior Secured Credit Facilities and cash on hand, to:

(i)	redeem all $677.0 million of its outstanding 7.875% Senior Secured Notes due 2022 (the “2022 Notes”),

(ii)	redeem all $400.0 million of its outstanding 7.625% Senior Notes due 2023 (the “2023 Notes”),

(iii)	redeem all $225.0 million of its outstanding 8.500% Senior Secured Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes and the 2023 Notes, the “Redeemed Notes”),

(iv)	repay amounts outstanding, and to terminate all commitments, under its existing term loan and revolving credit facilities and

(v)

pay the related redemption premiums and all fees and expenses related thereto. The Issuer irrevocably deposited funds with the applicable trustee and/or paying agent to effect the redemptions and to satisfy and discharge all of the Issuer’s remaining obligations under the indentures governing each series of the Redeemed Notes.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Notes may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were offered, by the initial purchasers, only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S.

This press release is being issued pursuant to Rule 135c under the Securities Act, and it does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Vivint Smart Home

Vivint Smart Home is one of the largest smart home solutions providers in North America. Vivint delivers an integrated smart home system with in-home consultation, professional installation and support delivered by its Smart Home Pros, as well as 24/7 customer care and monitoring. Using Vivint’s solution, subscribers are able to interact with all aspects of their home with their voice or any mobile device-anytime, anywhere. Vivint’s average subscriber engages with its smart home app multiple times per day. Dedicated to redefining the home experience with intelligent products and services, Vivint serves over 1.7 million subscribers and manages over 20 million devices.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the use of words such as “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions including, among others, the duration and scope of the COVID-19 pandemic; actions governments, the Company’s counterparties, and the Company’s customers or potential customers take in response to the COVID-19 pandemic; the impact of the pandemic and actions taken in response to the pandemic on the global economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; the impact of the COVID-19 pandemic on the Company’s liquidity and capital resources, including the impact of the pandemic on the Company’s customers and timing of payments, the sufficiency of credit facilities, and the Company’s compliance with lender covenants; the ineffectiveness of steps the Company takes to reduce operating costs; risks of the smart home and security industry, including risks of and publicity surrounding the sales, subscriber origination and retention process; the highly competitive nature of the smart home and security industry and product introductions and promotional activity by the Company’s competitors; litigation, complaints, product liability claims and/or adverse publicity; the impact of changes in consumer spending patterns, consumer preferences, local, regional, and national economic conditions, crime, weather, demographic trends and employee availability; adverse publicity and product liability claims; increases and/or decreases in utility and other energy costs; increased costs related to utility or governmental requirements; cost increases or shortages in security and smart home technology products or components; the introduction of unsuccessful new Smart Home Services; privacy and data protection laws, privacy or data breaches, or the loss of data; the impact to the Company’s business, results of operations, financial condition, regulatory compliance and customer experience of the Vivint Flex Pay plan and the Company’s ability to compete in retail sales channels; risks related to the Company’s exposure to variable rates of interest with respect to the Company’s revolving credit facility and term loan facility; and the Company’s inability to develop and maintain effective internal control over financial reporting. In addition, the origination and retention of new subscribers will depend on various factors, including, but not limited to, market availability, subscriber interest, the availability of suitable components, the negotiation of acceptable contract terms with subscribers, local permitting, licensing and regulatory compliance, and the Company’s ability to manage anticipated expansion and to hire, train and retain personnel, the financial viability of subscribers and general economic conditions. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section of the Annual Report on Form 10-K/A of the Company for the fiscal year ended December 31, 2020, filed with the SEC, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact:

Nate Stubbs

VP, Investor Relations

801-221-6724

ir@vivint.com

Source: Vivint Smart Home, Inc.